UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 6, 2013

Biolase, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Cromwell, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-361-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 6, 2013, the 2013 Annual Meeting of Stockholders of Biolase, Inc. (the "Company") was held at the Company's headquarters, 4 Cromwell, Irvine, California. The following are the results of the voting on the proposals submitted to stockholders at the Annual Meeting.

1. Stockholders elected all of the Company's four nominees for director, to serve a one-year term until the 2014 Annual Meeting of Stockholders and until their respective successors are elected and qualified, as set forth below:

Federico Pignatelli
Votes For: 14,808,917
Votes Against: 82,676
Abstentions: 52,737
Broker Non-votes: 11,017,375

Alex K. Arrow
Votes For: 14,073,216
Votes Against: 90,804
Abstentions: 52,310
Broker Non-votes: 11,017,375

Norman J. Nemoy
Votes For: 13,962,126
Votes Against: 201,151
Abstentions: 53,053
Broker Non-votes: 11,017,375

Gregory E. Lichtwardt
Votes For: 14,060,828
Votes Against: 88,712
Abstentions: 66,790
Broker Non-votes: 11,017,375

2. Stockholders ratified the selection of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013, as set forth below:

Votes For: 25,057,793
Votes Against: 52,378
Abstentions: 123,534
Broker Non-votes: 0

3. Stockholders voted, on an advisory basis, to approve the compensation of the Company's named executive officers, as set forth below:

Votes For: 13,234,507
Votes Against: 336,638
Abstentions: 645,185
Broker Non-votes: 11,017,375

4. Stockholders approved the amendment to the 2002 Stock Incentive Plan, as set forth below:

Votes For: 12,860,671
Votes Against: 1,195,721
Abstentions: 159,938
Broker Non-votes: 11,017,375

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolase, Inc.

June 6, 2013	By:	Federico Pignatelli

Name: Federico Pignatelli
Title: Chief Executive Officer